SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                November 7, 2000

                             MDI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                        0-24919                    73-1515699
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
   of Incorporation)                                         Identification No.)

                                 201 Ann Street
                           Hartford, Connecticut 06103
                         (Address of principal executive
                           offices including zip code)

                                 (860) 527-5359
                         (Registrant's telephone number,
                              including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


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 Item 5. Other Events.

         On November 7, 2000, MDI Entertainment, Inc. and MDI Acquisition, Inc. (hereinafter "the Company") were notified that they had been named as defendants in a complaint filed by the Lottery Channel, Inc. (hereinafter "TLC") on November 2, 2000 in the Hamilton County, Common Pleas Civil Division, Cincinnati, Ohio, arising from the Company's decision to terminate its merger agreement with TLC. TLC is seeking to recover $1,763,343.29 in costs and expenses, damages in excess of $25,000, attorney's fees and costs incurred in prosecuting the action, punitive damages and any other relief to which it is entitled. The Company believes that the lawsuit is without merit and will vigorously defend its position, as well as assert a varity of counterclaims against TLC, including a demand that TLC pay certain expenses under the termination provisions of the merger agreement.

     The lawsuit alleges that the Company (i) breached the merger agreement by failing to fufill certain conditions necessary to obligate the Company to close the merger and by entering into an agreement with a competitor of TLC and (ii) breached its fiduciary duty to TLC by entering into an agreement with a competitor of TLC.

     The two conditions specifically cited in the complaint are the requirement of a $10 million investment by the National Broadcasting Company ("NBC"), the partial owner and strategic partner of TLC, and the raising of an additional
$5 million in equity as part of a private placement. A copy of the relevant necessary conditions is attached hereto as Exhibit 99.1 and is incorporated herein.

     It is the Company's position that the condition for NBC to invest
$10 million, as well as to amend its stock purchase agreement with TLC, were conditions that TLC was obligated to, but did not, fufill. The condition that $5 million in additional equity be raised was not satisified by TLC for a variety of reasons, including the legislative environment relating to activities in Congress with respect to the Internet sale of lottery tickets and because of the change in financial markets relating to Internet companies.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.             Description

99.1 Excerpts from the Agreement and Plan of Merger, dated January 26, 2000, by and among MDI Entertainment, Inc., MDI Acquisition, Inc. and The Lottery Channel, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        MDI ENTERTAINMENT, INC.
                                                             (Registrant)


Dated    November 16, 2000                        By:  /s/ Steven M. Saferin
         -------------------                        --------------------------
                                                         Steven M. Saferin
                                                         President and Chief
                                                         Executive Officer